Exhibit 21

Subsidiaries of Xerox Corporation

The following companies are subsidiaries of Xerox Corporation as of December 31, 2007. Unless otherwise noted, a subsidiary is a company in which Xerox Corporation or a subsidiary of Xerox Corporation holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary

AMTX, Inc.

Carmel Valley, Inc.

FairCopy Services Inc.

Global Imaging Systems, Inc.

American Photocopy Equipment Company of Pittsburgh, LLC

Arizona Office Technologies, Inc.

Berney Office Solutions, LLC

N&L Enterprises, LLC

Capitol Office Solutions, LLC

Carr Business Systems, Inc.

Connecticut Business Systems, LLC

Conway Office Products, LLC

Blackstone Valley Office Systems, Inc.

Business Equipment Unlimited

Global Imaging Finance Company, LLC

Cameron Office Products, LLC

Eastern Copy Products, Inc.

Northeast Copier Systems, LLC

CopyCo Office Solutions, Inc.

MRSCO, Inc.

Global Operations Texas, L.P. d/b/a Dahill

Distinctive Business Products, Inc.

Global Imaging Operations, LLC

Duplicating Specialties, Inc.

Electronic Systems, Inc.

Acme Business Machines, Inc.

Copy Service and Supply, Inc.

Carolina Office Systems, Inc.

TML Enterprises, Inc.

Image Quest, Inc.

Image Technology Specialists, Inc.

Imagine Technology Group, Inc.

Inland Business Machines, Inc.

Lucas Business Systems, Inc.

Astro Business Technologies, Inc.

Lewan & Associates, Inc.

Imaging Concepts of New Mexico, Inc.

Louis E. Marino, Sr. Incorporated

Michigan Office Solutions, Inc.

Xerographic Solutions, Inc.

MWB Copy Products, Inc.

Quality Business Systems, Inc.

Boise Office Equipment, Inc.

Southern Business Communications, Inc.

AV Presentations, Inc.

Centre Business Products, Inc.

Daniel Communications, Inc.

ProView, Inc.

Stewart Business Systems, LLC

Copy Dynamics, Inc.

GroupFire, Inc.

Gyricon, LLC

Infotonics Technology Center Inc.

Institute for Research on Learning

Incorporated In

Delaware

Delaware

Canada

Delaware

Delaware

Arizona

Alabama

Alabama

Delaware

New York

Delaware

New Hampshire

Rhode Island

Maine

Delaware

Massachusetts

New York

Massachusetts

Indiana

Indiana

Texas

Illinois (35)

Delaware

Oregon

Virginia

Virginia

North Carolina

South Carolina

Virginia

Kansas

Massachusetts

Delaware

California

Delaware

California

Colorado

New Mexico

California

Michigan

Michigan

California

Washington

Idaho

Georgia

Georgia

Pennsylvania

Alabama

North Carolina

New Jersey

New Jersey

California

Delaware

New York (15)

Delaware

Name of Subsidiary

NewPARC LLC

Pacific Services and Development Corporation

Palo Alto Research Center Incorporated

Proyectos Inverdoco, C.A.

SCC Burton Corporation

Securities Information Center, Inc.

STHQ Realty LLC

The Xerox Foundation

Xerox Argentina Industrial y Comercial, I.C.S.A.

Xerox Canada Capital Ltd.

Xerox Canada Inc.

Xerox (Barbados) SRL

Approximo Limited

Mega Colour Limited

Oriel Star Limited

Topspeed Limited

Xerox (Barbados) Leasing SRL

Xerox Finance (Luxembourg) Sarl

Xerox Canada Facilities Management Ltd.

Xerox Canada Finance Inc.

Xerox Canada Leasing Partnership

Xerox Canada Ltd.

Ionographic Operations Partnership

Xerox Canada Leasing Company

Xerox Canada Realty Inc.

Xerox Capital, LLC

Xerox Capital Services LLC

Xerox Capital Trust I

Xerox de Chile S.A.

Xerox de Colombia S.A.

Xerox Color Printing, Inc.

Xerox Developing Markets Limited

Sidh Securities Limited

Xerox del Ecuador, S.A.

Xerox Engineering Systems NV

Xerox Export, LLC

Xerox Europe Finance Limited Partnership

Xerox European Funding LLC

Xerox Finance, Inc.

Xerox Investments Holding (Bermuda) Limited

Xerox Financial Services, Inc.

Talegen Holdings, Inc.

Xerox Credit Corporation

Xerox Foreign Sales Corporation

Xerox d’Haiti, S.A.

Xerox de Honduras, S.A.

Xerox Imaging Systems, Inc.

Xerox International Joint Marketing, Inc.

Xerox International Partners

Xerox Investments Europe B.V.

XC Trading Singapore Pte Ltd.

XC Trading Hong Kong Limited

XC Trading Japan G.K.

XC Trading Malaysia

Xerox Holdings (Ireland) Limited

Xerox (Europe) Limited

Bipolar Limited

Monocolour Limited

Pirrup Limited

Toblersong Limited

Xerox XF Holdings (Ireland) Limited

Xerox Finance (Ireland) Limited

Xerox Leasing Ireland Limited

Xerox Israel Ltd.

Incorporated In

Delaware

Delaware

Delaware

Venezuela

Delaware

Delaware

Delaware

Delaware

Argentina (1)

Canada

Ontario

Barbados (14)

Ireland

Ireland

Ireland

Ireland

Barbados

Luxembourg

Ontario

Ontario

Ontario (16)

Canada (4)

Massachusetts (18)

Nova Scotia

Ontario (3)

Turks & Caicos Islands (9)

Delaware (17)

Delaware (11)

Chile

Colombia (29)

Delaware

Bermuda

Mauritius

Ecuador (32)

Belgium

Delaware

Scotland (20)

Delaware

Delaware

Bermuda

Delaware

Delaware

Delaware

Barbados

Haiti

Honduras

Delaware

Delaware

California (10)

Netherlands

Singapore

Hong Kong

Japan

Malaysia

Ireland

Ireland

Ireland

Ireland

Ireland

Ireland

Ireland

United Kingdom

Jersey

Israel

Name of Subsidiary

Xerox UK Holdings Limited

Triton Business Finance Limited

Xerox Trading Enterprises Limited

Xerox Overseas Holdings Limited

Xerox Business Equipment Limited

Xerox Computer Services Limited

Xerox Mailing Systems Limited

Xerox Capital (Europe) plc

Xerox Holding (Nederland) B.V.

Xerox Manufacturing (Nederland) B.V.

Xerox Office Printing Distribution B.V.

Xerox Limited

City Paper Limited

Continua Limited

Continua Sanctum Limited

Limited Liability Company Xerox (C.I.S.)

NV Xerox Credit S.A.

Xerox Financial Services Belux NV

NV Xerox Management Services S.A.

N.V. Xerox S.A.

Xerox Luxembourg S.A.

The Xerox (UK) Trust

Xerox AG

Xerox A/S

Xerox Financial Services Danmark A/S

Xerox AS

Xerox Austria GmbH

Xerox Business Services GmbH

Xerox Leasing GmbH

Xerox Office Supplies GmbH

Xerox Bulgaria EOOD

Xerox Buro Araciari Ticaret ve Servis A.S.

Xerox Channels Limited

XEROX CZECH Republic s r.o.

Xerox Direct Rhein-Main GmbH

Xerox Espana, S.A.U.

Xerox Fabricacion S.A.U.

Xerox Renting S.A.U.

Xerox Office Supplies S.A.U.

Xerox Exports Limited

Xerox Finance AG

Xerox Finance (Nederland) BV

Xerox Financial Services Norway AS

Xerox Financial Services Sverige AB

Xerox GmbH

Xerox Capital Services Verwaltungs GmbH

Xerox Capital Services GmbH & Co. KG

Xerox Dienstleistungsgesellschaft GmbH

Xerox Leasing Deutschland GmbH

Xerox Reprographische Services GmbH

Xerox Hellas AEE

Xerox Hungary Trading Limited

Xerox (Ireland) Limited

Xerox India Limited

Xerox (Nederland) BV

“Veco” Beheer Onroerend Goed BV

Xerox Document Supplies BV

Xerox Financial Services B.V.

Xerox Rentalease BV

Xerox Services BV

Xerox Oy

Xerox Financial Services Finland Oy

Xerox Pensions Limited

Xerox Polska Sp.zo.o

Incorporated In

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom (12)

Netherlands

Netherlands

Netherlands

United Kingdom (6)

United Kingdom

United Kingdom

United Kingdom

Russia

Belgium

Belgium

Belgium

Belgium

Luxembourg (27)

United Kingdom

Switzerland

Denmark

Denmark

Norway

Austria

Austria

Austria

Austria

Bulgaria

Turkey

United Kingdom

Czech Republic

Germany

Spain

Spain

Spain

Spain

United Kingdom

Switzerland

Netherlands

Norway

Sweden

Germany

Germany

Germany (19)

Germany

Germany

Germany

Greece

Hungary

Ireland

India (8)

Netherlands

Netherlands

Netherlands

Netherlands

Netherlands

Netherlands

Finland

Finland

United Kingdom

Poland

Name of Subsidiary

Xerox Portugal Equipamentos de Escritorio, Limitada

CREDITEX - Aluguer de Equipamentos S.A.

Xerox Professional Services Limited

Xerox Property Services Limited

Xerox (Romania) Echipmante Si Servici S.A.

Xerox Slovenia d.o.o.

Xerox S.p.A.

Xerox Italia Rental Services S.r.l.

Xerox Sverige AB

Xerox Telebusiness GmbH

Xerox (UK) Limited

Bessemer Trust Limited

Inserco Manufacturing Limited

Xerox Finance Limited

Xerox Office Supplies Limited

Xerox (R & S) Limited

Xerox (Ukraine) Ltd LLC

Xerox West Africa Limited

Xexco Trading Limited

Xerox S.A.S.

Set Electronique SA

Set Belgium (EPC)

Set R&D Belgium (EES)

Xerobail SAS

Xerox Financial Services SAS

Xerox Document Supplies SNC

Xerox Global Services SAS

Xerox General Services SAS

Xerox XHB Limited

Xerox XIB Limited

XRO Limited

Nemo (AKS) Limited

XRI Limited

RRXH Limited

RRXO Limited

RRXIL Limited

Xerox Latinamerican Holdings, Inc.

Xerox Lease Funding LLC

Xerox Lease Equipment LLC

Xerox Mexicana, S.A. de C.V.

Xerox Middle East Investments (Bermuda) Limited

Bessemer Insurance Limited

Reprographics Egypt Limited

Xerox Egypt S.A.E.

Xerox Finance Leasing S.A.E.

Xerox Equipment Limited

Xerox Maroc S.A.

Xerox Products Limited

Xerox Mortgage Services, Inc.

Xerox de Nicaragua, S.A.

Xerox Overseas, Inc.

XC Asia LLC

Xerox Serviços e Participacoes Ltda.

Xerox Comercio e Industria Ltda

Xerox del Peru, S.A.

Xerox Realty Corporation

Lansdowne Residential LLC

Xerox Trade Receivables LLC

Xerox Trinidad Limited

Xerox de Venezuela, C.A.

Xerox XBS Warehouse Holding LLC

Xerox XBS Warehouse Funding LLC

Xerox XBS Warehouse Funding II LLC

XESystems Foreign Sales Corporation

XGUA Servicios, Ltda.

Incorporated In

Portugal (21)

Portugal

United Kingdom

United Kingdom

Romania

Slovenia

Italy

Italy

Sweden

Germany

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

Ukraine

United Kingdom

United Kingdom

France (22)

France

Belgium

Belgium

France

France (23)

France (24)

France

France

Bermuda (6)

Bermuda (6)

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom

United Kingdom (6)

Delaware

Delaware

Delaware

Mexico (28)

Bermuda

Bermuda

Egypt

Egypt

Egypt

Bermuda

Morocco (2)

Bermuda

Delaware

Nicaragua

Delaware

Delaware

Brazil

Brazil

Peru (30)

Delaware

Virginia

Delaware

Trinidad

Venezuela (5)

Delaware

Delaware

Delaware

Barbados

Guatemala

Name of Subsidiary

XMPie Inc.

Nuvisio, Inc.

Nuvisio, Ltd.

XMPie, Ltd.

Incorporated In

Delaware

New York

Israel

Israel

(1)	Xerox Corporation owns 90% of the shares of Xerox Argentina; the remaining 10% is owned by Pacific Services and Development Corporation, a wholly-owned subsidiary of Xerox Corporation.
(2)	Owned 99.9% by XMEIBL and .1% by several individuals.
(3)	1,000 shares held by Xerox Canada Inc. and 9,000 shares held by Xerox Corporation.
(4)	Owned 65% by Xerox Canada Inc. and 35% by Xerox Canada Finance Inc.
(5)	Owned 86.75% by Xerox Corporation, and 13.25% by Pacific Services and Development Corporation.
(6)	Includes indirect holdings.
(7)	[Reserved]
(8)	Owned 45.579% by Xerox Limited, 38.871% by Sidh Securities Limited (Mauritius) (a subsidiary of Xerox Developing Markets Limited) and 4.421% through Xerox’s wholly-owned subsidiary, Xerox Developing Markets Limited. The total ownership by Xerox Corporation is 88.871%.
(9)	Owned 99.9% by Xerox Corporation and .1% by Pacific Services and Development Corporation, a wholly-owned subsidiary of Xerox Corporation.
(10)	Xerox International Partners is a California general partnership between FX Global, Inc. (49%) and Xerox International Joint Marketing, Inc. (51%).
(11)	Xerox Capital Trust I is a Delaware statutory business trust which is 100% beneficially owned by Xerox Corporation. The Trust is a special purpose financing vehicle.
(12)	Owned 99% by Xerox Overseas Holdings Limited and 1% by Xerox Property Services Limited as nominee for Xerox Overseas Holdings Limited.
(13)	[Reserved]
(14)	Owned 88.27% by Xerox Canada Inc. and 11.73% by Xerox Corporation.
(15)	This is a not-for-profit corporation which will act as a research and development consortium of businesses and universities. The initial members are Xerox, Corning, Kodak, University of Rochester, RIT and Cornell.
(16)	Xerox Canada Leasing Partnership is an Ontario general partnership between Xerox Canada Inc. (99%) and Xerox Canada Finance Inc. (1%).
(17)	Owned 19% by Xerox Corporation and 81% by GE Capital Information Technology Solutions, Inc. [Included in Xerox Corporation’s consolidated financial statements.]
(18)	Owned 66.995% by Xerox Canada Ltd. and 33.005% by Xerox Canada Inc.
(19)	[Reserved]
(20)	Xerox Europe Finance Limited Partnership is owned 99.9% by Xerox Export LLC and .1% by Xerox Corporation.
(21)	Owned 74% by Xerox Limited and 26% by Xerox Property Services Limited.
(22)	Remaining shares in Xerox SAS held by Xerox Overseas Holding Limited.
(23)	Owned 87.5% by Xerobail SAS and 12.5% by Xerox SAS.
(24)	Owned 99.99% by XEROX S.A.S. and .01% by Xerobail SAS.
(25)	[Reserved]
(26)	[Reserved]
(27)	Owned 99% by NV Xerox SA and 1% by NV Xerox Credit SA.
(28)	Owned 99.99% by Xerox Corporation and .01% by Pacific Services and Development Corporation.
(29)	Owned 94.24% by Xerox Corporation, 5.56% by Pacific Services and Development Corporation and .20% by a Minority owner.
(30)	Owned 95.73% by Xerox Corporation and 4.27% by Pacific Services and Development Corporation.
(31)	[Reserved]
(32)	Owned 99.99% by Xerox Corporation and .01% by Pacific Services and Development Corporation. (PSDC owns only one share)
(33)	[Reserved]
(34)	Owned 99% by Conway Office Products, LLC (limited partner) and 1% by Global Imaging Systems, Inc. (general partner).
(35)	Owned 26.28% by Global Imaging Systems, Inc. and 73.72% by 21 subsidiaries of Global Imaging Systems, Inc.